SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2004

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On March 5, 2004, SAVVIS Communications Corporation (the “Company” or “SAVVIS”), through its wholly owned subsidiary, SAVVIS, Inc., (f.k.a. SAVVIS Asset Holdings, Inc.) (“SAVVIS, Inc.”) completed the previously announced acquisition of the assets (the “CWA Assets”) of Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. (together, with certain of their affiliates, “CWA”), wholly owned subsidiaries of Cable and Wireless plc. The sale of the CWA Assets was conducted in an auction under supervision of the United States Bankruptcy Court for the District of Delaware and was approved by the Bankruptcy Court on January 23, 2004. The total purchase price consisted of $155 million in cash, the assumption of certain liabilities and leases for data centers and other facilities, and the funding of CWA’s working capital losses from January 28, 2004 through the date of closing on March 5, 2004. In addition, on March 5, 2004, SAVVIS, Inc. sold to affiliates of DuPont Fabros Interest LLC (“DuPont Fabros”) for $52 million in cash, its right to acquire at such closing of the acquisition of the CWA Assets four of CWA’s data centers and one office facility, which SAVVIS, Inc. then leased back from DuPont Fabros for 15-year terms.

As previously announced, to fund the purchase price and provide ongoing working capital for the CWA Assets, SAVVIS issued $200 million of its Series A Subordinated Notes (the “Notes”). The Notes bear interest at a rate of 12.5%, payable-in-kind, and are prepayable at par at any time within 360 days of issuance, after which the rate increases to 15%. Warrants to purchase shares of the Company’s Series B Convertible Preferred Stock were issued in conjunction with this financing. All of the warrants have been exercised on a “cashless” basis and are convertible into a total of approximately 65.5 million shares of the Company’s common stock upon SAVVIS stockholder approval.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial statements of businesses acquired.

In accordance with Item 7(a)(4) of Form 8-K, the required financial statements will be filed by amendment to this report no later than 60 days after the date that this report must be filed.

(b)	Pro forma financial information.

In accordance with Item 7(b)(2) of Form 8-K, the required financial statements will be filed by amendment to this report no later than 60 days after the date that this report must be filed.

ITEM 9. REGULATION FD DISCLOSURE.

The Company issued a press release on March 8, 2004 announcing the completion of the acquisition of the CWA Assets. A copy of the press release is filed as Exhibit 99.1 to this report.

(c)	Exhibits.

2.1	Amended and Restated Asset Purchase Agreement, dated as of January 23, 2004, by and between Savvis Asset Holdings, Inc., Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. (previously filed as Exhibit 2.1 to a Current Report on Form 8-K dated February 25, 2004).

2.2	Assignment Agreement entered into as of February 13, 2004 by and between Savvis Asset Holdings, Inc. and Meerkat SC4 LLC, Meerkat SC5 LLC, Meerkat SC8 LLC, Meerkat LA1 LLC and Meerkat SC Office LLC (the registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to this Agreement to the Securities and Exchange Commission upon request).

99.1	Press release, dated March 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVVIS COMMUNICATIONS CORPORATION

Date: March 22, 2004	By:	/s/ Jeffrey H. Von Deylen
Name: Jeffrey H. Von Deylen
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Asset Purchase Agreement, dated as of January 23, 2004, by and between Savvis Asset Holdings, Inc., Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. (previously filed as Exhibit 2.1 to a Current Report on Form 8-K dated February 25, 2004).

2.2	Assignment Agreement entered into as of February 13, 2004 by and between Savvis Asset Holdings, Inc. and Meerkat SC4 LLC, Meerkat SC5 LLC, Meerkat SC8 LLC, Meerkat LA1 LLC and Meerkat SC Office LLC (the registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to this Agreement to the Securities and Exchange Commission upon request).

99.1	Press release, dated March 8, 2004.